Exhibit (3)

                 Principal Underwriting and Servicing Agreement
                                 By and Between
                        Woodmen Financial Services, Inc.
                                      And
        Woodmen of the World and/or Omaha Woodmen Life Insurance Society
                                     Dated

PRINCIPAL UNDERWRITING AND SERVICING AGREEMENT

This PRINCIPAL UNDERWRITING AND SERVICING AGREEMENT (the "Agreement") made and entered into this ---- day of ---------, 2002, by and between Woodmen Financial Services, Inc. , a corporation organized and existing under the laws of the State of Nebraska, ( "WFS") and Woodmen of the World and/or Omaha Woodmen Life Insurance Society (FBS), a fraternal benefit society organized and existing under the laws of the State of Nebraska and on behalf of Woodmen Variable Annuity Account "ACCOUNT."

RECITALS

FBS and ACCOUNT (a unit investment trust under the Investment Company Act of 1940 [the "1940 Act"]), propose to offer for sale certain flexible premium deferred variable annuity certificates (the "Certificate" or "Certificates"). Interests in the ACCOUNT under a Certificate are registered with the Securities and Exchange Commission (the "SEC") as securities under the Securities Act of 1933 (the " 1933 Act").

Premiums received from an owner of a Certificate will be deposited at the owner's designation in the respective ACCOUNT and/or in the FBS General Account. The ACCOUNT will invest solely in portfolio shares of selected funds (the "FUND").

WFS is a wholly-owned indirect subsidiary of FBS, is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934 (the "1934 Act") and with state securities authorities in all 50 states, is a member of the National Association of Securities Dealers, Inc. ("NASD"), and is authorized to offer and sell mutual funds and variable insurance products.

FBS and WFS intend to enter into an agreement by which WFS will act as the principal underwriter in a continuous offering of the Certificates for FBS, the offerings to begin no sooner than on the effective date of the registration statements in connection with the Certificates under the 1933 Act, and state securities and insurance registrations. This Agreement pertains to the sale of Certificates by registered representatives licensed with WFS, and not to the sale of Certificates by any other party and/or broker-dealer who may be authorized by FBS to sell Certificates or who may have a separate Distribution or Selling Agreement with FBS or WFS.

THEREFORE, in consideration of the covenants and mutual promises of the parties and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, WFS and FBS agree as follows:

AGREEMENT

1.  APPOINTMENT OF WFS

FBS hereby appoints WFS as the principal underwriter for the Certificates during the term of this Agreement in each state or other jurisdiction where the Certificates may legally be sold. Representatives of other broker-dealer firms with which WFS has executed a selling agreement may also sell the Certificates, provided such selling agreement is approved by FBS. In addition, FBS may retain other firms to serve as principal underwriters of the Certificates. Anything in this Agreement to the contrary notwithstanding, FBS retains the ultimate right to suspend sales in any jurisdiction or jurisdictions, or to refuse to sell a Certificate to any applicant for any reason whatsoever.

2.  UNDERWRITING RESPONSIBILITIES OF WFS

WFS agrees to offer and sell the Certificates, as agent for FBS, from time to time during the term of this Agreement upon the terms described in the Certificate Prospectuses. As used in this Agreement, the term "Prospectuses" shall mean the Prospectus and any statement of additional information included as part of the Registration Statement for FBS and the ACCOUNT, as such Prospectuses and statements of additional information may be amended or supplemented from time to time. The term "Registration Statement" shall mean the Registration Statement, as amended from time to time and filed by FBS and the ACCOUNT with the SEC, and effective under the 1933 Act and/or the 1940 Act.

After the effective date of the Registration Statement for the Certificates, WFS will hold itself out to receive applications, satisfactory to WFS, for the purchase of the Certificates and will promptly transmit applications and premiums received for the Certificates which it accepts to FBS or to its designee.

All purchases shall be deemed effective at the time and in the manner set forth in the Prospectuses. All applications, when accepted by WFS and by FBS, shall designate the allocation of premiums by the purchaser among the separate investment options represented in the Certificates, namely by subaccounts of the ACCOUNT and the FBS General Account, as defined and described in the Certificate Prospectuses. All premiums from purchasers shall be deposited by FBS in the ACCOUNT, to be allocated among the subaccounts or to the FBS General Account; as designated by the purchaser and in accordance with the Prospectuses, the 1940 Act and rules thereunder. Premiums allocated to a subaccount of the ACCOUNT shall be expressed as "accumulation units" of the Certificate as that term is defined in the Prospectus. The above allocation statements are subject to any specific allocation of premium requirements that may be set forth in the Certificate.

WFS agrees to be solely responsible for the operation of its business as a registered broker-dealer in connection with all its underwriting activities under this Agreement, and shall operate such business in accordance with all applicable laws and regulations. All sales of the Certificates by WFS shall be made through registered representatives who are "Associated Persons" ("Associated Persons" as defined by the 1934 Act) of WFS, and who are also agents or Field Representatives of FBS. WFS shall be responsible for selling only through registered representatives who are properly licensed to sell Certificates in jurisdictions where offers and sales take place.

WFS is responsible for certain services relating to the distribution of all prospectus(es) of the ACCOUNT and Fund used by its registered representatives in the marketing of the Certificates. These services include, but are not limited to design, layout, printing, mailing or other delivery services.

3.1  PREPARATION OF SALES LITERATURE AND ADVERTISING MATERIALS

WFS and FBS will cooperate in the initiation, preparation, printing and distribution of all public sales literature and advertising materials, as well as all training and marketing materials distributed to its registered representatives as "broker-dealer only" materials under rules, which are used by WFS and its registered representatives in connection with the sale of the Certificates. FBS will, in a timely manner, provide WFS with any and all materials and information necessary to enable WFS to fulfill its obligations set forth in this section regarding sales literature and advertising materials. FBS will provide WFS with the names of FBS employees who will review and approve the materials described in this subsection. WFS will coordinate and provide copies of such materials to designated employees of FBS during the development process and all advertising and sales literature will be approved by both FBS and WFS prior to use. WFS will complete all of the necessary filings and approvals with the NASD authorities prior to the public use of such sales material and advertising. FBS will file and obtain approval of all such sales literature and advertising with State Insurance Commissioners where such filing is required by state laws. FBS will promptly advise WFS when such filings and approvals are completed. Materials will only be made available for public use or registered representative use after all securities and insurance filings and approvals are completed and FBS has given approval for materials to be used. WFS will be responsible for maintaining an inventory and approval history of all of its sales literature, advertising and "broker-dealer only" materials, and for the distribution of such materials to its registered representatives and to the public.

3.2  LICENSING

WFS will be responsible for managing the securities licensing of all its registered representatives in connection with the sale of the Certificates, and will directly handle all licensing by the NASD and state securities authorities that is necessary for the sale of the Certificates. FBS will be responsible for obtaining the necessary insurance licenses with state insurance authorities for the offer and sale of the Certificates. FBS and WFS shall develop a data base and reporting system to facilitate securities and insurance licensing information for their agents and registered representatives, respectively. The system will provide controls satisfactory to WFS in the processing of Certificate applications to ensure that all of its registered representatives are properly licensed when offering and selling the Certificates. The system shall be kept current by: (i) WFS providing securities licensing data to FBS; and (ii) FBS providing insurance licensing data to a database that shall be maintained by FBS.

The system described herein shall be accessible to FBS and WFS. WFS and FBS will cooperate to ensure the appropriate licensing of FBS and WFS's home office employees (including WFS's wholesalers) who require securities or insurance licenses in connection with their work with the Certificates. WFS will arrange for pre-licensing study and training to assist such persons in obtaining their securities licenses as requested by FBS. All FBS employees who are Associated Persons of WFS as a result of being licensed as registered representatives will be subject to compliance procedures and supervision of WFS in connection with all work related to the Certificates in the same manner as all other Associated Persons.

3.3  REGULATORY COMPLIANCE

WFS will supervise all of its registered representatives who are Associated Persons of WFS (including employees of FBS) with respect to all securities laws and regulations in connection with the offer and sale of the Certificates. Supervision shall include, but not be limited to, the following matters: acceptance of new business; suitability determinations (as made in accordance with NASD rules, SEC or other regulatory authority's rules and regulations); field training, supervision and sales practices; books and records requirements; approval and use of all advertising, sales literature and broker-dealer only materials; confirmation content and delivery; payment of commissions; and compliance with the written supervisory procedures of WFS.

3.4  FIELD TRAINING

Immediately after the effective date of the Registration Statement for the Certificates, WFS shall be responsible for conducting field training of all of its associated registered representatives authorized to sell the Certificates in those states where the Certificates are approved for sale. The training program shall be developed and conducted by WFS, although FBS may also participate in training activities. WFS will coordinate with FBS concerning those FBS employees who will be involved in the development of the training program and in its execution. The training program shall be approved by both FBS and WFS prior to implementation.

3.5  CONFIRMATIONS

FBS shall be responsible to ensure that all purchases, sales or other transactions occurring in the account of an owner of a Certificate sold by its registered representatives shall be confirmed to the owner in writing in a form and manner which complies with the requirements of the 1934 Act, blue sky laws, and NASD rules. Such confirmations will be furnished by FBS to all owners of Certificates in accordance with securities laws and as required by prospectus, will reflect the facts of the transaction, and will show that they are being sent by FBS on behalf of WFS acting in the capacity of agent for WFS. The parties agree that the form and the manner of use of confirmations in connection with transactions occurring in such ACCOUNT shall be supervised by WFS. FBS agrees FBS and its agent, if any, will prepare and distribute such confirmations in accordance with WFS's instructions. FBS represents that it will make no changes or variations in either the form or the manner of distribution of such confirmations without the written approval of WFS and shall cause such confirmations to be issued as directed by WFS and on behalf of WFS.

4.1  SALES COMMISSIONS

FBS will pay WFS a sales commission on Certificate sales pursuant to Schedule A attached hereto. WFS intends to reallocate commissions to its registered representatives (including state and area managers) for the sale of Certificates in accordance with a written fee schedule agreement between WFS and its registered representatives. WFS, for its convenience, authorizes FBS, as agent for WFS, to make commission payments due to WFS directly to its registered representatives.

All commissions for the sale of the Certificates due to WFS from FBS shall be reflected on WFS's financial records as a receipt from FBS and a disbursement to WFS's registered representatives, notwithstanding the direct payment of such commissions by FBS to such registered representatives. FBS agrees to pay commissions directly to such registered representatives as a convenience to WFS and recognizes that this agreement to pay is purely ministerial in nature and not discretionary.

Notwithstanding the foregoing, it is agreed that FBS shall have the right in the payment of such commissions to treat such commissions as part of FBS employee compensation to such registered representatives for the purpose of calculation of FBS benefits programs and withholding taxes.

FBS will maintain and provide records and reports reflecting the calculation of all commissions paid to, and any other cash and non-cash compensation (collectively "Commissions"), received by WFS'S registered representatives and the details of the transactions upon which such Commissions are based, and will respond to any inquiries about Commission payments, pursuant to this section. WFS shall designate to FBS the records required and such records shall be maintained subject to the provisions of Section 4.3 below.

Any FBS field charges or expenses for the Certificates will be paid directly by FBS. Sales credits for sales of the Certificates will be based on gross premiums received for the Certificates, subject to any exceptions that may exist or be developed with respect to internal transfers of funds among FBS and affiliated companies.

4.2  REGISTRATIONS

FBS shall be solely responsible, at its expense, for registration of the Certificates and the ACCOUNT with all required state and federal authorities. FBS agrees to maintain such registrations in effect at all times during the term of this Agreement, and to file such amendments, reports and other documents as may be necessary to ensure that there will be no untrue statement of material fact in any Registration Statement and that there shall be no omission to state a material fact in the Registration Statement, which omission would make the statements therein misleading. FBS may direct WFS, and WFS shall perform any or all of the services described in this section.

4.3  BOOKS AND RECORDS

FBS agrees to maintain all books and records required and designated by WFS under the securities laws in connection with the offer and sale of the Certificates by its registered representatives, as specifically required by
Section 17 of the 1934 Act, Rule 17a-3 and 17a-4 under the 1934 Act or as required by the NASD, and such other or further books or records as may be required by rule or regulation of any other federal or state regulatory organization or self-regulatory organization, to the extent such requirements are applicable to the variable product operations as mutually determined for purposes of this Agreement by WFS and FBS. FBS shall maintain such books and records as agent on behalf of WFS who shall be the owner thereof. FBS agrees that such books and records will be open and available to WFS at all times, shall be surrendered promptly on request, without charge, to WFS, and shall be subject to inspection by the SEC in accordance with Section 17 of the 1934 Act, and by the NASD or other regulatory authorities having jurisdiction over the securities activities of the WFS, at any time. FBS warrants that it understands what books and records it must maintain on behalf of WFS.

4.4  DUTY TO KEEP INFORMED

FBS shall at its expense keep WFS fully informed on a current basis of any changes or other material matters affecting the Certificates and, when applicable, the FUND. FBS will use its best efforts to provide advance notice to WFS of any proposed changes in the Certificates or the FUND and to discuss such matters with WFS prior to taking any action. FBS shall furnish WFS copies of all information, financial statements, books and records and other papers that WFS may reasonably request in connection with its due diligence inquiry or for use in connection with the distribution of Certificates.

4.5  TRANSFER AGENT

FBS shall be solely responsible for the selection and supervision of a Transfer Agent for the Certificates; management of all Certificates, including the subaccounts, establishing and maintaining account records and processing; and the receipt and disbursement of all monies related to the Certificates. Notwithstanding its responsibility for these matters, FBS shall keep WFS currently informed, through reports requested by WFS, of all activities related to the Certificates and the FUND. FBS will also keep WFS informed and consult with WFS in advance of any changes to the procedures for the management or administration of the Certificates or to any of the underlying records or documents related thereto. FBS recognizes that any communications with Certificate owners, or prospective Certificate owners, related to the Certificates sold by WFS's registered representatives are subject to securities regulations and must be approved in advance by FBS and WFS and may require filing with and approval by the NASD and state securities authorities. Such communications include but are not limited to correspondence, statement stuffers, newspaper or magazine articles, confirmation messages and other similar written materials.

5. JOINT PROCEDURES FOR COMMUNICATIONS WITH THE PUBLIC AND WITH REGISTERED REPRESENTATIVES

The parties recognize that all written materials which are provided to FBS members or prospective members in connection with the Certificates sold by WFS'S registered representatives are required to meet specific standards established by securities and insurance regulatory authorities. Such materials will include advertising and sales literature, correspondence, magazine articles, newspaper articles, press releases and any other written public communication. To ensure compliance with all applicable rules and laws, it is agreed that WFS will manage and coordinate the distribution of all public written materials related to the Certificates sold by WFS's registered representatives, including materials related to the FUND. No public materials will be released without the prior written approval of both FBS and WFS, and both parties shall cooperate in the preparation and review of such materials. FBS will provide WFS with the names of its employees designated to give approval for such written materials. All nonpublic written communications with WFS's registered representatives and to employees of FBS or WFS, related to the Certificates shall be reviewed and approved by both FBS and WFS prior to use. Such materials include, without limitation, field updates, "broker-dealer only" materials, training materials, and compliance information. FBS and WFS will establish internal policies to insure that all such materials are appropriately and timely reviewed and shall cooperate with each other in establishing such procedures.

6.1  SERVICES

WFS shall perform certain services, as requested by FBS, in connection with WFS's role as principal underwriter in FBS's continuous offering of the Certificates ("Services"). The parties represent and warrant that FBS and WFS have mutually agreed to the definition and composition of the foregoing Services. FBS and WFS agree that the definition and composition of the foregoing Services, and additional services to be rendered in connection with the sale of the Certificates, shall be reaffirmed or amended, as the case may be, on an annual basis in connection with the preparation and negotiation of the annual budget for Services for such year.

6.2  DETERMINATION OF CHARGE/EXPENSE FORMULAS FOR SERVICES

The parties represent and warrant that WFS and FBS agree on the methods to determine and calculate the amount of Services to be charged by WFS as an expense to FBS. FBS and WFS covenant and agree that: this shall be reaffirmed or amended, as the case may be, on an annual basis in connection with the preparation and negotiation of the budgets for such year.

6.3  PREPARATION OF ANNUAL BUDGET FOR SERVICES

Each successive year that this Agreement is in effect, WFS shall prepare a projected annual budget for the successive year and deliver it to a designated representative of FBS. Each successive year that this Agreement is in effect, FBS shall provide comments to WFS on the content of the budget. FBS and WFS covenant and agree that: (i) a final, agreed form of the Projected Annual Budget (the "Final Annual Budget") shall be determined on or before the deadline date set forth for the submission of annual budgets pursuant to FBS budget policies; and (ii) the policies, definitions and operating procedures applicable to WFS as a subsidiary of FBS.

7  INDEPENDENT CONTRACTOR STATUS

In performing its duties hereunder, WFS shall be an independent contractor and neither WFS, nor any of its officers, directors, employees, or registered representatives is, or shall be, an employee of FBS in the performance of WFS's duties hereunder. WFS shall be responsible for the employment, control, and conduct of its officers, agents and employees and for injury to such agents or employees or to others through its agents or employees. WFS assumes full responsibility for its agents and employees under applicable statutes and agrees to pay all employee taxes thereunder.

8.1  INDEMNIFICATION OF FBS

WFS agrees to indemnify and hold harmless FBS and each of its present or former directors, officers, employees, representatives and each person, if any, who controls or previously controlled FBS within the meaning of Section 15 of the 1933 Act, against any and all losses, liabilities, damages, claims or expenses (including the reasonable costs of investigating or defending any alleged loss, liability, damage, claims or expense and reasonable legal counsel fees incurred in connection therewith) to which FBS or any such person who may become subject under the 1933 Act, under any other statute, rule or regulation, at common law, or otherwise, arising out of the acquisition of any Certificate by any person which may be based upon any wrongful act by WFS or any of WFS's directors, officers, employees or representatives, or may be based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, shareholder report or other information covering the Certificates filed or made public by FBS or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon information furnished to FBS by WFS.

In no case is WFS's indemnity in favor of FBS, or any person indemnified, to be deemed to protect FBS or such indemnified person against any liability to which FBS or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement, nor is WFS to be liable under its indemnity agreement contained in this Section with respect to any claim made against FBS or any person indemnified unless FBS or such person, as the case may be, shall have notified WFS in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon FBS or upon such person (or after FBS or such person shall have received notice to such service on any designated agent); provided the failure of FBS or the indemnified person to give timely notice of a claim to WFS shall relieve WFS. of its indemnity obligation only to the extent WFS .' s ability to defend against such claim is prejudiced on account of such failure. Moreover, failure to notify WFS of any such claim shall not relieve WFS from any liability which WFS may have to FBS or any person against whom such action is brought otherwise than on account of WFS's indemnity agreement contained in this Section. WFS agrees to promptly notify FBS of the commencement of any litigation or proceedings against it or any of its officers, employees or representatives in connection with the issue or sale of the Certificates.

8.2  INDEMNIFICATION OF WFS

FBS agrees to indemnify and hold harmless WFS and each of its present or former directors, officers, employees, representatives and each person, if any, who controls or previously controlled WFS within the meaning of Section 15 of the 1933 Act, under any other statute, rule or regulation, at common law, or otherwise, arising out of the acquisition, or with regard to the terms and conditions, of any Certificates by any person that may be based upon any wrongful act by FBS or any of FBS's directors, officers, employees or representatives (other than WFS) or any other broker/WFSs who are selling Certificates for FBS, may be based upon any untrue statement or alleged untrue statement or a material fact contained in a registration statement, prospectus, shareholder report or other information covering the Certificates or FUND filed or made public by FBS or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading unless such statement or omission was made in reliance upon information furnished to FBS by WFS. In no case is FBS's indemnity in favor of WFS, or any person indemnified to be deemed to protect WFS or such indemnified person against any liability to which WFS or such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of his obligations and duties under this Agreement, or is FBS to be liable under its indemnity agreement contained in this Section with respect to any claim made against WFS or person indemnified unless WFS, or such person, as the case may be, shall have notified FBS in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon WFS or upon such person (or after WFS or such person shall have received notice of such service on any designated agent); provided the failure of WFS or the indemnified person to give timely notice of a claim to FBS shall relieve FBS of its indemnity obligation only to the extent FBS's ability to defend against such claim is prejudiced on account of such failure. Moreover, failure to notify FBS of any such claim shall not relieve FBS from any liability which FBS may have to WFS or any person against whom such action is brought otherwise than on account of FBS's indemnity agreement contained in this Section. FBS shall be entitled to participate, at its own expense, in the defense, or, if FBS so elects, to assume the defense of any suit brought to enforce any such claim, but if FBS elects to assume the defense, such defense shall be conducted by legal counsel chosen by FBS. FBS agrees to promptly notify WFS of the commencement of any litigation or proceedings against it or any of its trustees, officers, employees, or representatives in connection with the issue or sale of the Certificates.

9  AUTHORIZED REPRESENTATIONS

WFS is not authorized by FBS to give on behalf of FBS any information or to make any representations in connection with the sale of Certificates other than the information and representations contained in a Registration Statement filed with the SEC under the 1933 Act and/or the 1940 Act, covering the Certificates, the ACCOUNT, or the FUND, as such Registration Statements may be amended or supplemented from time to time, or contained in shareholder reports or other material that may be prepared by or on behalf of FBS for WFS's use. This shall not be construed to prevent WFS from preparing and distributing advertising and sales literature or other material as it may deem appropriate, subject to the requirements of Section 5 above.

10  AMENDMENT OR ASSIGNMENT OF AGREEMENT

This Agreement may not be amended or assigned except by written agreement of both parties.

11  TERMINATION

This Agreement may be terminated by either party hereto, without the payment of any penalty, on 90 days prior notice in writing to the other party or immediately if agreed upon by both parties.

12  MISCELLANEOUS

The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Nothing herein contained shall be deemed to require FBS to take any action contrary to its Charter or by-laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of Directors of FBS of responsibility for and control of the conduct of the affairs of FBS. .

13  DEFINITION OF TERMS

Any questions of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1933 Act, the 1934 Act, the Advisers Act or the 1940 Act shall be resolved by reference to such term or provision and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to such Act.

14  COMPLIANCE WITH SECURITIES LAWS

Each party to the Agreement shall advise the other promptly of (a) any action of the SEC or any authorities of any state or territory, of which it has knowledge, affecting the registration or qualification of the ACCOUNT or the Certificates, or the right to offer the Certificates for sale or (b) the happening of any event which makes untrue any statement, or which requires the making of any change in any Registration Statement or any current Prospectus or Statement of Additional Information, in order to make the statements therein not materially misleading.

15  REGULATORY EXAMINATIONS

WFS and FBS agree to cooperate fully in any insurance regulatory examination, investigation, or proceeding or any judicial proceeding arising in connection with the Certificates. WFS and FBS further agree to cooperate fully in any securities regulatory examination, investigation or proceeding or any judicial proceeding with respect to FBS, WFS, their affiliates and their agents or representatives, to the extent that such examination, investigation or proceeding is in connection with Certificates distributed under this Agreement. WFS shall furnish applicable federal and state regulatory authorities with any information or reports in connection with its services under this Agreement which such authorities may request in order to ascertain whether FBS's operations are being conducted in a manner consistent with any applicable laws or regulations.

16.  NOTICES

Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to WFS or to FBS at 1700 Farnam, Omaha, NE 68102.

17.  PRIVACY

Nonpublic personal financial information relating to members, consumers or customers of FBS provided by or at the direction of FBS to WFS, or collected or retained by WFS to perform its duties as distributor hereunder, shall be considered confidential information. WFS shall not disclose or otherwise use nonpublic personal financial information relating to present or former Certificate owners of FBS other than for the purposes for which that information was disclosed, including use under an exception in Sections 248.14 or 248.15 of the Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes. WFS shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to consumers of FBS. WFS represents to FBS that it has adopted a Statement of its privacy policies and practices with respect to Certificate owners and persons solicited to become Certificate owners as required by Securities and Exchange Commission Regulation S-P, and agrees to comply with it.

18.  GOVERNING LAW

This Agreement shall be governed and construed in accordance with the laws of the State of Nebraska.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized representatives and their respective corporate seals to be hereunto affixed, as of the dates first above written.

Woodmen of the World Life Insurance Society and/or Omaha Woodmen Life Insurance Society
By
Woodmen Financial Services, Inc.
By